UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2016

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-4881 (Commission File Number)	13-0544597 (I.R.S. Employer Identification No.)

777 Third Avenue New York, N.Y. 10017-1307 (Address of principal executive offices) (Zip Code)

(212) 282-5000 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2016, the Board of Directors of Avon Products, Inc. (the “Company”) approved amendments to the Company’s Restated Certificate of Incorporation (the “Charter”) and By-Laws for the purpose of updating the Company’s mailing address for service of process against the Company and other notice to the Corporate Secretary to 601 Midland Avenue, Rye, NY 10580.  The Board also approved amendments to the Charter and By-Laws to provide that the New York office of the Company shall be located in Westchester County.  The Certificate of Change effecting the amendments to the Charter was filed with the Department of State of the State of New York on October 12, 2016.

Copies of the Restated Certificate of Incorporation, as amended and the By-laws are attached to this Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Avon Products, Inc., as amended with the Secretary of State of the State of New York on October 12, 2016.

3.2	By-Laws of Avon Products, Inc., effective October 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC. (Registrant)

	By:	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

Date: October 13, 2016

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Avon Products, Inc., as amended with the Secretary of State of the State of New York on October 12, 2016.

3.2	By-Laws of Avon Products, Inc., effective October 6, 2016.